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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):   December 6, 1999


                             RITE AID CORPORATION
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            (Exact name of registrant as specified in its charter)


          Delaware                 1-5742                  23-1614034
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(State or other jurisdiction     (Commission              (IRS Employer
    of incorporation)            File Number)          Identification No.)


30 Hunter Lane, Camp Hill, Pennsylvania                               17011
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:     (717) 761-2633
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ITEM 4.  Changes in Registrant's Certifying Accountant.

     On December 6, 1999, the Registrant announced it had retained the accounting firm of Deloitte & Touche LLP to audit and report on the Registrant's restated consolidated balance sheets as of February 27, 1999 and February 28, 1998 and the related restated consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended February 27, 1999. Deloitte & Touche LLP will also audit the Registrant's consolidated financial statements for the fiscal year ending February 26, 2000. The Registrant's Board of Directors approved this action upon the recommendation of its Audit Committee. Deloitte & Touche LLP undertook the engagement with the understanding and in reliance upon the fact that the Registrant, through the Audit Committee of its Board of Directors, has engaged the law firm of Swidler Berlin Shereff Friedman, LLP of New York and Washington, D.C., to conduct an independent investigation of certain matters, including certain financial, accounting and reporting matters. Deloitte & Touche LLP has advised the Registrant that it will not be able to complete its audits and, accordingly, no reports will be issued by Deloitte & Touche LLP on any financial statements for any period, until the Registrant has undertaken any necessary remedial action recommended as a result of the investigation.


     Neither during the period ended February 27, 1999 and through the date of this filing nor during the Registrant's two most recent fiscal years did the Registrant consult with Deloitte & Touche LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Registrant. In addition, the Registrant did not consult with Deloitte & Touche LLP regarding any matter that was the subject of a disagreement or a reportable event within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 RITE AID CORPORATION


Date: December 10, 1999        By:  /s/ Elliot S. Gerson
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                                    Name:  Elliot S. Gerson
                                    Title: Senior Executive Vice President,
                                    Secretary and General Counsel